UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 7, 2014

AMERICAN HOMES 4 RENT

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36013	46-1229660
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

30601 Agoura Road, Suite 200 Agoura Hills, California	91301
(Address of Principal Executive Offices)	(Zip Code)

(805) 413-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 7, 2014, American Homes 4 Rent (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a prospectus supplement dated August 7, 2014 (the “APFC Prospectus Supplement”) to its prospectus dated August 7, 2014, which was included in its automatic shelf registration statement on Form S-3 (No. 333-197921) (the “Registration Statement”). The APFC Prospectus Supplement relates to the resale by a selling shareholder of up to 45,171,894 of the Company’s Class A common shares of beneficial interest, par value $0.01 per share (the “Class A Common Shares”), which were being registered pursuant to a registration rights agreement by and between the Company and such selling shareholder.

In addition, on August 8, 2014, the Company filed with the SEC a prospectus supplement dated August 8, 2014 (the “Beazer Prospectus Supplement”) to its prospectus dated August 7, 2014, which was included in the Registration Statement. The Beazer Prospectus Supplement relates to the resale by certain selling shareholders of up to 8,158,001 Class A Common Shares, which were being registered pursuant to an agreement containing provisions relating to registration rights.

The Company is filing the opinions of its counsel, Hogan Lovells US LLP, as Exhibits 5.1 and 5.2 hereto, regarding the legality of the Class A Common Shares covered by the APFC Prospectus Supplement and the Beazer Prospectus Supplement, respectively. Exhibits 5.1 and 5.2 are incorporated herein by reference and into the Registration Statement, and into the APFC Prospectus Supplement and the Beazer Prospectus Supplement, respectively.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
5.1	Opinion of Hogan Lovells US LLP
5.2	Opinion of Hogan Lovells US LLP
23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)
23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN HOMES 4 RENT

Date: August 13, 2014	By:	/s/ Stephanie Heim
Stephanie Heim
Vice President

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Hogan Lovells US LLP
5.2	Opinion of Hogan Lovells US LLP
23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)
23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.2)